AMENDMENT NO. 2

PARTICIPATION AGREEMENT

The Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:

WHEREAS, the parties wish to enable LIFE COMPANY to offer shares of the portfolios of AVIF in every LIFE COMPANY separate account; and

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

Series I and II shares

AIM V.I. Basic Balanced Fund	AIM V.I. High Yield Fund
AIM V.I. Basic Value Fund	AIM V.I. International Growth Fund
AIM V.I. Capital Appreciation Fund	AIM V.I. Large Cap Growth Fund
AIM V.I. Capital Development Fund	AIM V.I. Leisure Fund
AIM V.I. Core Equity Fund	AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Diversified Income Fund	AIM V.I. Money Market Fund
AIM V.I. Dynamics Fund	AIM V.I. PowerShares ETF Allocation Fund
AIM V.I. Financial Services Fund	AIM V.I. Small Cap Equity Fund
AIM V.I. Global Health Care Fund	AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund	AIM V.I. Utilities Fund
AIM V.I. Government Securities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Separate Account A

Separate Account FP

Separate Account I

Separate Account 45

Separate Account 49

Separate Account 65

Separate Account 66

Separate Account 206

Separate Account 301

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All Contracts

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 19, 2010.

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO AIM DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitle	By:	/s/ Steven M. Joenk
Name:	Kenneth Beitle	Name:	Steven M. Joenk
Title:	Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitle	By:	/s/ Christine Nigro
Name:	Kenneth Beitle	Name:	Christine Nigro
Title:	Vice President	Title:	President AXA Advisors, LLC

AXA DISTRIBUTORS, LLC

Attest:	/s/ Kenneth Beitle	By:	/s/ James Shepherd
Name:	Kenneth Beitle	Name:	James Shepherd
Title:	Vice President	Title:

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